                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                       OHIO & SOUTHWESTERN ENERGY COMPANY
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                     The Ohio & Southwestern Energy Company
                       Suite 450 - 650 West Georgia Street
                   Vancouver, British Columbia V6B 4N8 Canada


                                                                    May 10, 2001

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of The Ohio & Southwestern Energy Company, a Colorado corporation (the "Corporation"), to be held at 2:00 PM, local time on Friday, June 15, 2001, at the offices of the Corporation in Vancouver, British Columbia, to transact business as set forth in the formal notice that follows.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting in person, please sign, date and return the accompanying Proxy and return it in the postage paid envelope provided. If you attend the meeting in person, you may revoke your Proxy and vote your shares in person.

                                                         Sincerely yours,



                                                          Ralph Shearing,
                                                           President

                       OHIO & SOUTHWESTERN ENERGY COMPANY

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held Friday, June 15, 2001

TO THE SHAREHOLDERS OF OHIO & SOUTHWESTERN ENERGY COMPANY:

NOTICE is hereby given that the annual meeting (the "Meeting") of Ohio & Southwestern Energy Company (the "Corporation"), will be held at 2:00 PM local time, at the offices of the Corporation in Vancouver, British Columbia for the following purposes:

1.       To receive the Report of the Directors.

2. To receive the Audited Financial Statements of the Company for the fiscal period ending December 31, 2000, together with the Auditor's Report thereon.

3. To appoint the Auditor for the Company, and to authorize the Directors to fix the remuneration to be paid to the Auditor

4.       To elect Directors for the ensuing year.

5. To approve a change of name of the Corporation to Strategic Internet Investments, Incorporated and the change of corporate domicile from Colorado to Delaware. We propose to accomplish both by merging the Corporation on a share for share exchange with its wholly owned Delaware subsidiary that is named Strategic Internet Investments, Incorporated.

6. To approve the Agreement and Plan of Reorganization ("APR") with Canarab Technology Limited ("CAT"), a Yukon Territories Corporation, including the creation of a special class of shares of the Corporation and the issuance of one Special Voting Share for the benefit of the Canadian shareholders of CAT, to obtain a deferral of any taxable capital gains on the disposal of their shares.

7.       To approve the Company's Employee Stock Option Plan dated September 30,
         2000.

8. To adopt the Company's Proposed New Bylaws Pursuant to the Change of Corporate Domicile from the State of Colorado to the State of Delaware.

9. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on May 10, 2001, will be entitled to receive notice of and to vote at the Meeting. Shareholders are cordially invited to attend the Meeting in person. If you are unable to attend the Meeting in person, please read the Proxy Statement accompanying the Instrument of Proxy enclosed and then complete and return the Instrument of Proxy within the time set out in the Proxy Statement. As set out in the Proxy Statement, the enclosed Instrument of Proxy is solicited by Management, but you may amend it, if you so desire, by striking out the names listed therein and inserting in the blank space provided the name of the person you wish to represent you at the Meeting, or by completing another instrument of proxy. All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is being incorporated by reference. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                                                Sincerely yours,


                                                                Ralph Shearing
                                                                President

                     The Ohio & Southwestern Energy Company
                       Suite 450 - 650 West Georgia Street
                   Vancouver, British Columbia V6B 4N8 Canada

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Friday, June 15, 2001

                               GENERAL INFORMATION

Security Holders Entitled to Vote
---------------------------------
Holders of shares of common stock, no par value (the Common Stock), of Ohio & Southwestern Energy Company, a Colorado corporation (the Corporation), of record at the close of business on May 10, 2001, (the Shareholders), will be entitled to vote at the annual meeting of the Shareholders to be held at 2:00 p.m. local time on Friday, June 15, 2001, at the Corporations principal executive offices in Vancouver, British Columbia, and at any subsequent time which may be necessary by the postponement or adjournment thereof (the Meeting). The Corporation's principal executive offices are located at Suite 450 - 650 West Georgia Avenue, Vancouver, British Columbia, and its telephone number is (604) 684-8662.

If the enclosed Proxy is properly executed and returned at least 48 hours before the time of the Meeting, or any adjournment thereof, excluding Saturdays and holidays, the shares represented thereby will be voted in accordance with any specifications made therein. In the absence of any direction in the Instrument of Proxy , it is intended that such shares will be voted in favor of the motions proposed to be made at the Meeting as stated under the headings in this Proxy Statement.

Quorum
------
A majority of the outstanding shares of Common Stock entitled to be voted as of the Record Date (as defined herein) at the Meeting, represented in person or by Proxy, is necessary to constitute a quorum to transact business at the Meeting.

Abstentions and Broker Non-votes
--------------------------------
Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite Shareholder vote. The Shareholders will not have dissenter's rights of appraisal with respect to any of the actions to be taken at the Meeting.

Revocability of Proxies
-----------------------
Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation
------------
The accompanying Proxy is being solicited by and on behalf of the Board of Directors. Solicitation will be by mail. Proxy cards and materials will be distributed to beneficial owners through brokers, custodians, nominees and similar parties. The entire cost of this solicitation, including the expenses of printing and mailing this proxy statement to the Shareholders, the accompanying Notice of Annual Meeting of Shareholders, proxy form, and Annual Report for year ended December 31, 2000, will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, telegram, or personal interview. Such persons will receive no additional compensation for such services.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
                 -----------------------------------------------

The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled to one vote for each share of Common Stock held. There were 12,171,948 shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

The close of business on May 10, 2001, has been fixed by the Board of Directors as the record date (the Record Date) for determining the Shareholders who will be entitled to vote at the Meeting.

The following persons beneficially own more than 5% of the outstanding Common Stock of Ohio & Southwestern Energy Company:

Name and Address                    Amount Beneficially                Percent
of Beneficial Owner                       Owned                        of Class
-------------------                       -----                        --------

Abbas Sahih, Chairman,                   8,569,000*                       70%
Secretary
Suite 450 - 650 West Georgia St.
Vancouver, BC, Canada

* the 8,569,000 shares controlled by the officers and directors as a group is beneficially owned by Canarab Acquisitions, a private company, the majority of whose shares are controlled by Abbas Sahih. Mr. Ralph Shearing is President of Canarab Acquisitions and a minority shareholder.

                      INFORMATION REGARDING THE CORPORATION
                      -------------------------------------

Annual Report

This Proxy Statement is accompanied by the Annual Report to Shareholders for the fiscal year ended December 31, 2000.


--------------------------------------------------------------------------------
                     PARTICULARS OF MATTERS TO BE ACTED UPON
--------------------------------------------------------------------------------

                                   ITEM THREE
                                   ----------
                             APPOINTMENT OF AUDITOR
                             ----------------------

The person(s ) named in the enclosed Instrument of Proxy will vote for the appointment of Amisano Hanson, Chartered Accountants, of Suite 604 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T7, as Auditor of the Company for the ensuing year, until the close of the next Annual General Meeting of the Shareholders at a remuneration to be fixed by the Directors. The firm of Amisano Hanson was appointed to the position of Auditor of the Company in 1998. Prior auditor of the Company was the firm of A.J. Robbins & Co. of Denver, Colorado for the fiscal years 1991 through 1997.

                                    ITEM FOUR
                                    ---------
                     THE ELECTION OF THE BOARD OF DIRECTORS
                     --------------------------------------

Management is nominating four (4) individuals to stand for election, although the names of further nominees for Directors may come from the floor at the Meeting.

Each Director of the Company is elected annually and holds office until the next Annual General Meeting of the Shareholders unless that person ceases to be a Director before then. In the absence of instructions to the contrary , the shares represented by Proxy will, on a poll, be voted for the nominees herein listed.

The following biographical summaries sets out the names of the persons to be nominated for election as Directors, the positions and offices which they presently hold with the Company, and a description of their respective educational and occupational experience and qualifications:

RALPH E. SHEARING, 44, Director, President and CEO, B.Sc., P.Geol. Mr. Shearing has been President and Director of Ohio since December 1998. Mr. Shearing graduated from the University of British Columbia in 1981 with a Bachelor of Science Degree in Geology and immediately began practicing his profession in Canada on numerous large-scale mining projects. In 1985 he and a colleague founded Quest Canada Drilling Ltd., a very successful diamond drilling company, and, in 1986, he founded Soho Resources Corp., a petroleum exploration company currently listed on the Canadian Venture Exchange (symbol "SOH"). Soho has natural gas production from a field it is jointly developing in Utah, U.S.A. Mr. Shearing also serves on the Board of Intertech Minerals Corp., a Canadian diamond exploration company. Mr. Shearing has over 14 years of experience managing public companies in Canada at the senior management level.

ABBAS SALIH, 53, Director, Chairman of the Board/Secretary Mr. Salih has been a Director and Chairman of the Board since October, l998. Mr. Salih is a graduate of the Khartoum Technical Institute in the Sudan. He received his formal training while serving as a member of the Sudan Royal Air Force, which included attendance at the British Royal Air Force Academy, Newton No. 9 in Nottingham, England, where he studied aircraft electronics and instrumentation.

After his British training, Mr. Salih received further aviation training in Kyrgyzstan, Southern Russia, as a guest of the Russian Air Force where he studied and maintained MIG - 21 jet aircraft.

Mr. Salih has conducted business in Europe and the Middle East, most extensively in Germany and the Sudan, prior to taking residence in Canada in l994. He and several associates formed Regions International Investment Company Limited (RIICO) in l989, the largest trucking company in the Sudan with a fleet of 125 tanker/cargo transport vehicles. As a Director of RIICO Mr. Salih was instrumental in securing a $20 Million financing for the company's initial capital requirements. Mr. Salih joined the Board of Directors of Arab Group International for Investment and Acquisitions (AGIIA) during 1992 and was instrumental in arranging the acquisition of the controlling share interest in the Ohio & Southwestern Energy Company. Mr. Salih's Middle Eastern and European contacts plus his experience in arranging financing for large projects, allows Ohio access to significant foreign resources including people and potential capital.

CATHERINE CLARKE-LUCKHURST , 45, Director, Bach. of Business Administration Mrs. Clarke-Luckhurst is the founder and President of Strategic Profits Inc., an application service provider doing business as communitystorefronts.com. Under the terms of the agreement with Ohio, she will become a major shareholder of Ohio and Ohio will own a controlling share position of SPI with the first right of refusal to acquire 100% of SPI.

Mrs. Clarke-Luckhurst graduated from Simon Fraser University in British Columbia in April, l992 with a degree in Business Administration. Her business career began in the fall of l992 in print publishing as a contract publisher for Equity Magazine in Vancouver, B.C.

Mrs. Clark-Luckhurst established Strategic Profits Inc. in the fall of 1994 and over the last five years has persisted in making SPI one of the leading proponents in Canada of e-commerce and internet solutions for small to medium-sized businesses.

She has significant e-commerce knowledge and contacts gained from the many educational seminars she has conducted, from consultations with both government and business leaders and through hands-on e-business online development.

Well known for her weekly Internet segments on moneytalks TV with her long-time supporter, Michael Campbell, a columnist with the Vancouver Sun, Mrs. Clarke-Luckhurst speaks to businesses and charitable organizations regularly to educate and assist them in all aspects of e-commerce and the Internet.

MARIO C. AIELLO, 52, Director

Mr. Aiello has more than 17 years experience as an advisor and consultant in the corporate and financial markets. In a consulting capacity, he has successfully developed financial and administrative programs for numerous clients in a variety of market segments ranging from technology to manufacturing to natural resources. He has completed financing packages for many of these companies and has been instrumental in registering these clients for public trading of their shares.

He is President and Director of MCA Equities Ltd., a consulting firm providing management and administrative services to private and public companies in both Canada and the U.S. In the last five years he has been working in mainland China and Hongkong where he has successfully negotiated numerous Canadian/Chinese Joint Venture Agreements.

                                  Shares of Common Stock
                                 Beneficially Owned as at
                                      May 10, 2001            Percent of Class
                                      ------------            ----------------
All Directors and Executive
Officers as a Group (4 persons)        8,569,000                      70%

BOARD RECOMMENDATION
--------------------

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Mr. Salih has indicated that he will vote all of the shares under his control in favor of this proposal.

                                    ITEM FIVE
                                    ---------
                    TO CHANGE THE NAME OF THE CORPORATION TO
                    ----------------------------------------
                STRATEGIC INTERNET INVESTMENTS, INCORPORATED AND
                ------------------------------------------------
                      TO CHANGE THE STATE OF INCORPORATION
                      ------------------------------------
                            FROM COLORADO TO DELAWARE
                            -------------------------

The Corporation has reoriented its business activities into the e-commerce area and believes that a more descriptive name is preferred. The Corporation is aware that Delaware is the state of preference for domicile by the vast majority of US corporations and, since the name change is being considered by the shareholders, both actions can be accomplished at the same time. Furthermore, the merger will facilitate the creation of a new class of shares of the Corporation, to be called Special Voting Shares, which will be issued for the benefit of shareholders of Canarab Technology Limited ("CAT") upon the sale of their shares of CAT to the Corporation's wholly-owned Canadian subsidiary. The Special Voting Share will allow Canadian Shareholders of CAT shares to defer any taxable capital gains due on the sale of their CAT shares to the Corporation's wholly owned subsidiary until the subsequent sale of their shares in the Corporation. See Item Six below for further details.

The corporation has already incorporated a wholly owned subsidiary in Delaware with the name of Strategic Internet Investments, Incorporated. Should the shareholders approve this proposal, the Board of Directors will authorize the necessary actions to merge Ohio & Southwestern Energy Company, the Colorado corporation, into this new subsidiary which will include the issuance of new share certificates for exchange with existing certificates and the creation of a new class of shares to be designated Special Voting Shares.

BOARD RECOMMENDATION
--------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO CHANGE THE NAME OF THE CORPORATION TO STRATEGIC INTERNET INVESTMENTS, INC. AND AT THE SAME TIME CHANGE THE CORPORATE DOMICILE FROM COLORADO TO DELAWARE AND CREATE A NEW CLASS OF SHARES TO BE DESIGNATED "SPECIAL VOTING SHARES".

Mr. Salih has indicated that he will vote all of the shares under his control in favor of this proposal.

                                    ITEM SIX
                                    --------
   APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION BETWEEN CANARAB TECHNOLOGY
   ---------------------------------------------------------------------------
                                     LIMITED
                                     -------
                                       and
                                       ---
                     THE OHIO & SOUTHWESTERN ENERGY COMPANY
                     --------------------------------------

The Corporation has identified an existing technology area that it believes offers significant beneficial prospects for the future and it wishes to participate in by the acquisition of the control of an entity which, in the opinion of Corporation management possesses attractive potential. To this end it has entered into a series of agreement over the past year. The Corporation is now requesting the approval of the shareholders of the Agreement of Plan and Reorganization described in detail below. The owners of more than 80% of the outstanding shares of the Corporation have indicated their commitment to vote in favor of this proposal.

On July 31, 2000 the Corporation entered into an Agreement and Plan of Reorganization ("APR") with Canarab Technology Limited ("CAT"), a Yukon Corporation, wherein the CAT shareholders agreed to exchange all of the issued and outstanding shares of CAT for a total of 5,280,907 shares in the common stock of the Corporation and, thereby, become a wholly owned subsidiary of the Corporation. CAT is the holder of a Letter Agreement to purchase certain interests in Strategic Profits Inc. ("SPI"), a British Columbia corporation, doing business as communitystorefronts.com. If the APR is approved at the Corporation's Annual General Meeting then CAT will indirectly become a wholly owned subsidiary of the Corporation and, therefore, the Corporation will indirectly own certain interests in SPI as more fully described below.

The acquisition of CAT will be structured in a two-step process, so that tax on any capital gains realized by the Canadian shareholders of CAT on the sale of their shares of CAT will be deferred until such time as they sell their shares of the Corporation. To achieve this deferral of tax under Canadian tax laws, the Corporation has set up a wholly-owned Canadian corporation called Strategic Internet Investments Canada Inc. ("Strategic Canada"). Strategic Canada will acquire the shares of CAT and will issue to the CAT shareholders Class "B" Exchangeable shares of Strategic Canada. The Class "B" Exchangeable shares of Strategic Canada are exchangeable into shares of the Corporation at such time as the holder wishes to do so. In the meantime, they are designed to mirror the shares of the Corporation in all respects, including the right to vote at meetings of the Corporation and the right to receive dividends if, as and when declared by the Corporation. To ensure full participation by the holders of Class "B" Exchangeable shares in the affairs of the Corporation, the Corporation will issue one Special Voting Share to a trustee for the benefit of the holders of Class "B" Exchangeable shares of Strategic Canada. The trustee will vote at meetings of the Corporation in accordance with instructions received from the holders of Class "B" Exchangeable shares, and will administer and distribute dividends declared by the Corporation from time to time for the benefit of such shareholders. Upon conversion of a Class "B" Exchangeable share to a share of the Corporation, the Class "B" Exchangeable share will be cancelled.

Under the terms and conditions of the Letter of Intent with SPI, CAT has acquired a 40% interest in SPI by SPI issuing common escrow shares equal to 40% of the total issued and outstanding shares of SPI, in exchange for CAT issuing 2,475,000 common escrow shares. As a further share purchase option, SPI has granted to CAT the right to acquire an additional 35% of SPI's outstanding shares by the issuance of up to 2,400,000 common shares of CAT, which shares will both become part of the existing common escrow shares of SPI and CAT under the Agreement. The SPI escrow shares can be released to CAT on the basis of CAT providing funding to SPI, from any source, to assist in the implementation of its business plan dated April l, 2000. CAT must provide SPI with up to $2,400,000 in Canadian funds in order to have all the SPI escrow shares released to CAT. The formula for release of the SPI escrow shares provides that for every increment of $400,000 Cdn of funding provided by CAT to SPI 1/6 of the SPI escrow shares are released to CAT. SPI has further granted to CAT the first right of refusal to acquire the remaining 25% of SPI shares. As at May 10, 2001, the Company has advanced $463,925 to SPI pursuant to CAT's obligations to SPI. This advance is unsecured, non-interest bearing and has no specific terms for repayment.

CAT escrow shares will be released on a schedule that is based upon SPI reaching a percentage of certain revenues as follows:

                  i) revenue of CDN$1,140,000 for the first year of operations releases 1/3 of the CAT escrow shares;

                  ii) revenue of CDN$6,700,000 for the second year of operations releases 1/3 of the CAT escrow shares, provided a) the minimum funding of CDN$2,400,000 is provided to SPI in the first year of operations at a rate of CDN $500,000 every three months for the first year of operations and b) a minimum funding of CDN$15,000,000 is provided to SPI by the third quarter of the second year of operations. If funding is achieved only as to a) above, then revenue of CDN$1,700,000 for the second year of operations releases 1/3 of CAT escrow shares.

                  iii) Revenue of CDN$10,800,000 for the third year of operations releases 1/3 of the CAT escrow shares, provided the minimum funding as outlined in (ii)(a) and (b) above is provided to SPI. If funding is achieved only as to (ii)(a) above, then revenue of CDN$1,700,000 for the third year of operations releases 1/3 of CAT escrow shares.

CAT escrow shares not released in the first and second years of operations due to insufficient revenue being achieved, may be carried into the next subsequent year.

Any CAT escrow shares that have not been released at the end of the third year of operations may be released from escrow at the end of the fifth year of operations, provided that SPI generates combined revenue of CDN$20,000,000 in the fourth and fifth years of operations

Any shares not released by June 21, 2005 may be subject to repurchase at $0.001 per share.

In December 2000 the Corporation secured short term financing sufficient to begin funding SPI as per its business plan and to secure the first release of the SPI escrow shares under the provisions of the CAT/SPI Letter of Intent that the Corporation assumed. The Corporation completed a 1,133,334 unit private placement consisting of one share and one warrant, exercisable within one year at $2.00 per share, at a price of $0.30 US per unit for total proceeds of $340,000. The final balance of this unit private placement of 533,333 shares was completed on February 14, 2001 for additional proceeds of $160,000.

Business of Issuer
------------------

Ohio & Southwestern Energy Company (OHIO), through its pending reorganization with CAT and thereby its interest in Strategic Profits Inc. (SPI), and in consultation and with the support of its major shareholders, has chosen as its primary business to enter the mainstream world of e-commerce and Internet business.

SPI is an ASP (Application Service Provider) doing business as communitystorefronts.com. Since formation in l994, SPI has successfully developed and marketed a full line of turnkey e-commerce software and services and customized packages to Canadian small and midsize businesses, non-profit organizations and charities to assist them in the necessary transition of their operations, in whole or in part, to the rapidly emerging e-commerce sector and to develop winning strategies for the future. In 1999, SPI founded the Strategic Nonprofits International Foundation to provide its services to the international charitable sector. SPI has focused much of its efforts on educating its clients and others through seminars and on-line training.

SPI offers a unique full service of online educational training, consulting, web hosting, web design, database development, shopping cart, e-payment solutions, e-tax receipting, internet marketing strategies, digital certificates required to help merchants, non-profit organizations and registered charities go online, automated billing and bundled credit card and cash secure online payment and billing form services. Some of SPI's e-commerce products are proprietary i.e. MasterCart Shopping Cart and some are offered in conjunction with the products and services of "name brand" partners like the Royal Bank of Canada. SPI's business models are designed to be e-commerce templates or "cookie-cutter" such that they can be easily adapted or applied to similar business entities or organizations in other countries.

One of the strong points of SPI's business strategies has been its ability to form key alliances and partnerships with government organizations and major participants in the e-commerce and Internet marketplace. In June of l977, SPI was the first to market in Canada with secure online web transactions and front to back Internet service in conjunction with their alliance partner, the Royal Bank of Canada. In June of l988, SPI partnered with the Federal Government of Canada (Industry Canada), the Royal Bank of Canada, GE Capital IT Solutions and Open Market to launch communitystorefronts.com, "Canada's premier marketplace for shopping and fundraising securely on-line". Today, communitystorefronts.com is a fully commercialized e-commerce portal offering online shopping, fundraising, web casting and secure payment systems.

In December, 2000 SPI formed a partnership with Twin Lion Systems, Inc. which will allow SPI's online merchants to take advantage of Twin Lion's unique "Hyperwallet" eTailer Technology and sell online using cash from clients' existing bank accounts while ensuring security, privacy and confidentially.

Also, in December 2000 SPI completed and released the electronic software distribution (ESD) application of their Mastercraft shopping cart software. ESD is a secure system for selling software and intellectual property over a network. ESD systems provide secure communications that customers use to download and pay for electronic versions of products and services. Using ESD, businesses are able to sell electronic goods (everything from software packages to recipes) online. The customer is able to download immediately the products purchased by secure credit card or cash online payment systems.

In January, 2001 SPI's partner, ViaVid Broadcasting Inc., a leading edge company specializing in streaming media technology over the internet, including financial webcasts, concluded arrangements to distribute broadband content to Excite for @Home, the leader in Broadband. Under the agreement, the weekly program "Mike Talks About Money", a partnership between ViaVid and Strategic Profits Inc., will now be made available to Excite for @Home's 700,000 broadband subscriber households across Canada. This program is hosted by Michael Campbell, one of Canada's most respected business analysts.

Also, in January 2001, SPI launched an official, electronic tax receipting (e-receipts) service, for SPI's charity customers. Registered charities can now replace paper tax receipts with electronic tax receipts for donations made online. SPI worked very closely with the Canada Customs and Revenue Agency ("CCRA"), formerly Revenue Canada, and charitable customers in developing this technology. The SPI e-receipt service meets, or exceeds all of the CCRA requirements for issuing official receipts for income tax purposes. The implementation of SPI's e-receipting service will provide significant cost savings to charities, by reducing postage charges and staff processing time.

In February 2001 SPI, Hewlett-Packard Canada and Telus Advanced Communications Corporation formed an alliance to deliver a secure internet-based credit card payment service through a new co-branded product called PayPaq(TM). This alliance provides organizations of any size with access to a state of the art comprehensive payment service offering security, hosting, consulting, integration, education and implementation. It is now available on a regional and national basis in Canada. Hewlett-Packard Canada, with more than 1,500 employees at 19 locations in Canada and $1.8 Billion (Canadian) in revenue in fiscal 2000 will be providing all the necessary consulting, hardware and software including two HP 9000 L2000 servers, MC/Serviceguard for high availability and Verifone Payworks 3 as the payment engine. Telus Corporation, one of Canada's leading telecommunications companies providing a full range of communications products including voice, data, Internet, advertising and wireless and with revenues of $5.9 Billion (Canadian) in 1999, is hosting the service from its sophisticated data centre which is equipped with maximum security, 7 x 24 monitoring, support and high speed Internet connectivity. SPI will provide the consulting, integration, education and implementation expertise for the array of products available under this integrated service. PayPaq(TM) services and products will be offered to SPI, Telus and HP existing customers, Telus and HP internal organizations and new and emerging clients from all sectors of the e-business community. A large-scale joint sales and marketing program is underway to promote the PayPaq(TM) online service.

In March 2001, SPI received approval from the Industrial Research Assistance Program (IRAP) for funding for the development of a Windows based software application for recurring credit card processing. The beta testing is scheduled to begin April 9, 2001. The software will enable merchants to generate a database of recurring credit card transactions through a Windows based software application. This system will work in conjunction with SPI's existing Verifone Payworks 3 payment engine. IRAP is the award-winning innovation assistance service of the National Research Council of Canada, Government of Canada Agency.

The current Canadian e-commerce market is estimated to be 2.5 million small and medium-sized businesses of which only 20 % are engaged in e-commerce. With over 55% of the Canadian population online, Canadian merchants will accelerate their conversion to e-commerce for cost savings and new revenue sources.

The Canadian and International e-commerce markets are estimated to be at least 24 months behind the United States. SPI is targeting the United Kingdom, European Countries; select Middle Eastern countries, Africa and the Asia Pacific as its most promising markets. Through its association with Industry Canada SPI has the opportunity to participate in trade missions around the world and through its partnership with the United Nations SPI has the platform to bring e-commerce to developing nations through the licensing of its communitystorefronts.com technology and templates. SPI currently has a project underway in the Honduras and has letters of intent from organizations in other countries. The United States has many similar types of solution providers as SPI however, with the advantage of its existing associations and alliances to the Canadian Government, to the Royal Bank of Canada and other major financial institutions and to large corporations like Hewlett-Packard and Telus SPI will introduce its successful templates and co-branded products as part of a broad scale marketing plan. SPI has the capacity to set up U.S. currency accounts in Canada through the Royal Bank and in the U.S. through Network 1.

In addition to the existing trademark on PayPaq, the 'communitystorefronts.com logo will be trademarked for protection in the global marketplace.

SPI expects to garner a significant portion of the non-profit fundraising market in Canada and the U.S. where fundraising online is still in its infancy. Surveys conducted indicate that online fundraising is attracting many new donors and amounts raised are surpassing traditional methods.

SPI's direct Canadian competitors in the area of secure payment systems include Paradate, Internet Secure, Cybercash, The Canadian Imperial Bank of Commerce and other financial institutes. Major Canadian online shopping mall portal competitors are Canada.com (Southam Newspapers), Suncommerce Corporation and Canoe.com, although none of these offer a complete full service package.

SPI's transaction fees are priced below its competitors and its other services are priced to be on par or less. Its programmers have developed many proprietary programs and processing forms for uniformity and ease of integration.

In summary, the Corporation has contracted to indirectly acquire CAT's rights to SPI by exchanging Class "B" Exchangeable shares of its Canadian subsidiary for all of the outstanding common stock of CAT, subject to it being able to provide certain levels of financing for SPI. Subsequently, the Corporation has the right to indirectly acquire the remaining shares of SPI from the current owners of SPI, with the number of shares based upon the performance of SPI.

BOARD RECOMMENDATION
--------------------

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE MERGER TRANSACTION WITH CANARAB TECHNOLOGY LIMITED. THE OWNERS OF MORE THAN 80% OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION HAVE INDICATED THAT THEY WILL CAST THEIR VOTES IN FAVOR OF THE TRANSACTION.

Mr. Salih has indicated that he will vote all of the shares under his control in favor of this proposal

                                   ITEM SEVEN
                                   ----------
                APPROVE THE COMPANY'S EMPLOYEE STOCK OPTION PLAN
                ------------------------------------------------
                            DATED SEPTEMBER 30, 2000
                            ------------------------

The Main Points  of the Employee Stock Option Plan are listed below:

o Adopted on September 30, 2000 for a term of ten years (expires on September 30, 2010)

o        Administered by the Board of Directors

o Established to further the growth and development of the Company by (a) providing an incentive to officers and key employees to continue their services and (b) encouraging employee productivity and interest in seeking corporate prosperity and (c) enabling the Company to attract new employees of outstanding ability

o Option exercise prices to be set at 100% of fair market value of the common shares on the date the option is granted and 110% of fairmarket value for employees who own more than 10% of the outstanding shares

o Total incentive options shall not exceed 1,000,000 shares of common stock (with provision to adjust the total to a maximum of 10% of the outstanding common shares)

o Options are exercisable within 5 years of the date of the option or, 2 months after employment ceases, whichever date is earliest

o Currently, 17 employees have been granted incentive stock options as of September 30, 2000 to acquire a total of 800,000 common shares of the Company at a price of $ 0.50 per share

The Employee Stock Option Plan has not been registered under the Securities Act of 1933

BOARD RECOMMENDATION
--------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE EMPLOYEES' STOCK OPTION PLAN DATED SEPTEMBER 30, 2000.

Mr. Salih has indicated that he will vote all of the shares under his control in favor of this proposal.

                                   ITEM EIGHT
                                   ----------
                        APPROVAL OF THE COMPANY'S BYLAWS
                        --------------------------------

The Company's proposed new Bylaws pursuant to the change of corporate domicile from the State of Colorado to the State of Delaware can be viewed on the Company's internet website address which is www.ohiosw.com. If a shareholder does not have access to the internet and wishes to receive a copy of the proposed new bylaws please contact our office by mail at Suite 450-650 West Georgia Street, Vancouver, B.C., V6B 4N8 or by telephone at (604) 684-8662 or by fax at (604) 684-3829 and a copy of the bylaws will be forwarded to you.

BOARD RECOMMENDATION
--------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE COMPANY'S BYLAWS AS PROPOSED.

                         EXECUTIVE OFFICER COMPENSATION

(1) On July 1, 2000 the Company entered into two Management Services Agreements, one with a director and Chairman of the Board of the Company and the other with a company controlled by a director and President of the Company, wherein the two executives will each be paid the sum of $3,500 per month for a period of two years expiring on July 1, 2002. The sum of $42,000 has accrued to the executive officers of the Company as a group for services rendered to the Company in all capacities during the 2000 fiscal year.

No one executive officer received, or has accrued for his or her benefit, in excess of $60,000 in the twelve-month period ending December 31, 2000. On December 1, 2000 the Company entered into a Management Services Agreement with a company controlled by an individual acting in the capacity of senior advisor to the Company who is nominated for re-election to the Board at the Annual General Meeting. This Agreement provides for the payment of the sum of $3,500 per month for a period of two years expiring on December 1, 2002.

On September 30, 2000 the Company's Board of Directors adopted and approved an Employee Stock Option Plan which allows for the granting of no greater than 1,000,000 incentive common share purchase options at a price of not less than 100% of the fair market value of the stock on the date of granting of the option. Under the Plan options are exercisable within five years of the date of granting, or, 2 months after employment ceases, whichever date is earliest. The plan is effective for a period of ten years expiring on September 30, 2010. The options vest as to 20% upon granting and then 20% every three months so that the options are fully vested at the end of one year. To date, a total of 17 employees including directors and officers have been granted share purchase options to acquire a total of 800,000 common shares of the Company at a price of $0.50 per share. The President of the Company, the Chairman of the Board and a senior employee have been granted 95,000 share purchase options each under the Plan.

No other compensation not described above was paid or distributed during the last fiscal year to the executive officers of the Company. There are no compensatory plans or arrangements, with respect to any former or present executive officer of the Company which result or will result from the resignation, retirement or other termination of such officer's employment with the Company or from a change of control of the Company or a change in the officer's responsibilities following a change in control.

         (b)      SUMMARY COMPENSATION TABLE OF EXECUTIVE OFFICERS
         ---      ------------------------------------------------
                                                                          Long term Compensation
                                            Annual Compensation            Awards
  (a)                      (b)          (c)         (d)        (e)           (f)          (g)
Name and                   Year        Salary      Bonus   Other Annual   Restricted  Securities
Principal                                                  Compensation     Stock     Underlying
Position                                                                    Awards     Options/
                                        $            $          $             $       SARs  (#)
------------------------------------------------------------------------------------------------
Ralph Shearing             2000           0           0      21,000           0        95,000
Director/President         1999           0           0           0           0             0
                           1998           0           0           0           0             0

Abbas Salih                2000           0           0      21,000           0        95,000
Director/Chairman/         1999           0           0           0           0             0
         Secretary         1998           0           0           0           0             0

Catherine Clarke-          2000           0           0           0           0        95,000
            Luckhurst      1999           0           0           0           0             0
                           1998           0           0           0           0             0

Mario C. Aiello            2000           0           0       3,500           0             0
                           1999           0           0           0           0             0
                           1998           0           0           0           0             0

(b)
(2)(iv) Other than the share purchase options detailed under column (g) there were no other long-term compensation awards or payouts in the last fiscal year ending December 31, 2000.
(b)

(2)(v) There was no other compensation for the fiscal year ended December 31, 2000. (c) Option/SAR Grants Table

                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------
                                               Individual Grants
(a)                         (b)                      (c)                     (d)          (e)

Name                     Number of            % of Total Options/         Exercise    Expiration
                   Securities Underlying     Granted to Employees         or base         Date
                   Options/SAR's Granted        in Fiscal Year                        Price($/Sh)

Ralph Shearing             95,000                    11.87               $   0.50       30/09/05
(Director)
Abbas Salih                95,000                    11.87               $   0.50       30/09/05
(Director)
Catherine Clarke-          95,000                    11.87               $   0.50       30/09/05
Luckhurst
(Senior Employee)


         (d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

             Aggregate Option/SAR Exercises in Last Fiscal Year and
                        Fiscal Year-End Option/SAR Values

       (a)              (b)           (c)              (d)                     (e)

      Name            Shares         Value       Number of Securities       Value of
                    Acquired on     Realized        Underlying             Unexercised
                    Exercise(#)       ($)        Unexercised Options       In-the-Money
                                                 SAR's at FY-End (#)      Options/SAR's at
                                                                            FY-End ($)
Ralph Shearing          0             0              95,000                 $378,100
Abbas Salih             0             0              95,000                 $378,100
Catherine Clarke-       0             0              95,000                 $378,100
    Luckhurst
Mario C. Aiello         0             0                   0                   0


         (a)      Long-Term Incentive Plan ("LTIP") Awards Table
                  None. Not Applicable

         (b)      Compensation of Directors
                  (1)      Standard Arrangements - none
                  (2)      Other Arrangements - none

         (c) Employment Contracts and Termination of Employment and Change In Control Arrangements
                  (1) Effective July 1, 2000 the Company entered into two Management Services Agreements, one with the Chairman of the Board of the Company, Abbas Salih, and one with a company controlled by the President of the Company, Ralph Shearing. The following are the terms and conditions of the two agreements that are alike in all aspects:

o The executive officers are designated as independent contractors to the Company and not employees of the Company.
o The executive officers are contracted to provide management services and administrative services as required by the Board of Directors and shall liase with, advise and report to the Board upon all aspects of the business and affairs of the Company.
o        The term of the agreements is two years.
o The remuneration under the Agreements to each executive officer is $3,500 per month plus reimbursement of all reasonable out-of-pocket expenses incurred by the officer in providing the services.
o The Agreements may be terminated by the Company upon written notice of six months or for cause.
o The Agreements may be terminated by the officers by written notice of not less than thirty days.
                  (2)      None. Not Applicable

(h)      Report on Repricing of Options/SAR's
                   (1) Not Applicable.
                   (2) Not Applicable

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         (a) The following table sets forth information, as at December 31, 2000, with respect to the beneficial ownership of the company's no par value common shares by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, and by the Company's Management.


         Title of Class     Name and Address of        Beneficial Ownership     Percent
                            Beneficial Owner                                    of Class
         ---------------------------------------------------------------------------------
             Common         Ralph Shearing                        0                  0%
                            President
                            Suite 450, 650 West
                            Georgia Street,
                            Vancouver, B.C.

             Common         Abbas Salih                    8,569,00                 70%
                            Chairman/Secretary
                            Suite 450, 650 West
                            Georgia Street
                            Vancouver, B.C.

            Officers and Directors as a group             8,569,000                 70%


         * The 8,569,000 shares controlled by the officers and directors as a group is beneficially owned by Canarab Acquisitions, a private company the majority of whose shares are controlled by Abbas Salih. Mr. Ralph Shearing is President of Canarab Acquisitions and a minority shareholder.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-----------------------------------------
Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Common Stock of the Corporation (collectively referred to herein as Reporting Persons), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the Commission). Reporting Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND LEGAL PROCEEDINGS
-------------------------------------------
NONE

OTHER MATTERS

Other Business
--------------
The Board of Directors knows of no other business to be transacted at the Meeting. If any other business is properly brought before the Meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.

Availability of Accountants
---------------------------
Representatives of Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia, are expected to be present at the Meeting. An opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate shareholder questions.

Deadline for Receipt of Shareholders Proposals
----------------------------------------------
Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the 2001 annual meeting must be received by the Corporation no later than May 15, 2001, so they may be included in the Proxy Statement relating to that meeting.

General
-------
In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.

Dated at Vancouver, British Columbia, this 10th day of May, 2001.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           -----------------------
                                           Ralph Shearing: President

                                      PROXY
                                      -----


ANNUAL GENERAL MEETING OF THE SHAREHOLDERS OF OHIO & SOUTHWESTERN ENERGY COMPANY TO BE HELD AT SUITE 450, 650 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA ON FRIDAY, JUNE 15, 2001, AT 2:00 P.M.

The undersigned Shareholder of the Company hereby appoints Ralph Shearing, the President and a director of the Company or, failing this person, Abbas Salih, a director of the Company or, in the place of the foregoing, ___________________________ (please print the name), as proxyholder for and on behalf of the Shareholder with the power of substitution to attend, act and vote for and on behalf of the Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Shareholders of the Company (the "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Shareholder were present at the said Meeting, or any adjournment thereof. The Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Shareholder as specified herein.

RESOLUTIONS (For full details of each item, please see the enclosed Notice of Meeting and Proxy Statement).

                                                                                        FOR       AGAINST     WITHHOLD
Item 3.  T o Approve the Appointment of Amisano Hanson, Chartered Accountants,
         of Vancouver, B.C.to act as Auditors for the Company for the ensuing year.    [   ]       [   ]       [   ]

Item 4.  To elect as Directors:

         Ralph Shearing                                                                [   ]       [   ]       [   ]

         Abbas Salih                                                                   [   ]       [   ]       [   ]

         Catherine Clarke-Luckhurst                                                    [   ]       [   ]       [   ]

         Mario Aiello                                                                  [   ]       [   ]       [   ]


Item 5.  To Change the Name of the Corporation to STRATEGIC INTERNET
         INVESTMENTS, INCORPORATED and the State of Incorporation from Colorado
         to Delaware and create a new class of Special Voting Shares.                  [   ]       [   ]       [   ]


Item 6.  To Approve the Agreement and Plan of Reorganization Between Canarab
         Technology Limited and The Ohio & Southwestern Energy Company.                [   ]       [   ]       [   ]

                                       17

                                                                                        FOR       AGAINST     WITHHOLD

Item 7.  To Approve the Company's Employee Stock Option Plan dated
         September 30, 2000.                                                           [   ]       [   ]       [   ]

Item 8.  To Adopt the Company's proposed new Bylaws.                                   [   ]       [   ]       [   ]


In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or adjournment(s), including adjourning the Annual Meeting for any purpose whatsoever. This Proxy may be revoked at any time prior to voting hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, DULY RETURNED AND NOT REVOKED WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL PROPOSALS CONTAINED IN THE PROXY MATERIAL. THE INSTRUMENT OF PROXY MUST BE SIGNED BY THE SHAREHOLDER OR BY HIS ATTORNEY IN WRITING, OR, IF THE SHAREHOLDER IS A CORPORATION, IT MUST EITHER BE UNDER ITS COMMON SEAL OR SIGNED BY A DULY AUTHORIZED OFFICER.

Name Of Shareholder (Please Print) ___________________________________________


________________ Date: ________, 2001 ______________________ Date: _______, 2001
Signature                           Signature, if held jointly

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is a corporation, sign the full corporate name by a duly authorized officer.



The undersigned Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

Print Name            ___________________________

Date                  ___________________________

Signature             ___________________________

                                       18